EXHIBIT 10.25

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER A CONFIDENTIAL TREATMENT REQUEST. THE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT AT THE APPROPRIATE PLACE WITH FOUR ASTERISKS [****].

Options Media Group Holdings, Inc., n/k/a PhoneGuard, LLC/ DB Technologies, LLC, Last Gang Management Inc.

TERM SHEET AGREEMENT

Product Parties:	Options Media Group Holdings, Inc., which is changing its name to PhoneGuard, Inc., a Nevada corporation, (hereinafter “OPMG/PhoneGuard”).

Other Parties:	DB Technologies LLC (a Delaware limited liability company), Last Gang Management, Inc. (an Ontario Corporation) (hereinafter collectively “Last Gang”).

Product:
Software Application for portable and mobile communications  devices that provides monitoring, notification and service blocking to prevent text messaging activities and service while driving or riding in a moving vehicle, and also provide notices of excessive speed and location tracking of mobile device along with antivirus protection for smart phones.

Product Name:	DriveSafe® and PhoneGuard® mobile software applications for smart phones.

Purpose:
Provide Justin Bieber and Remster 2, LLC (“Endorsement Party” and “Consulting Party”, respectively) and Justin Bieber’s name, image and likeness for the launch of national advertising and promotions campaign(s) of the Product and to provide Spokesperson services via all available digital and traditional media, including but not limited to mentions and placement at live events, on Twitter®, MySpace®, Facebook® and Endorsement Parties’ web pages.  OPMG/PhoneGuard shall also consult and provide input, guidance and approval of all print and broadcast promotional media for the advertising and promotions campaign. This Agreement is dependent upon the condition precedent of Justin Bieber’s and Remster 2, LLC’s execution of an Agreement, each, (in form and substance substantially similar hereto) to provide Endorsement Party and Spokesperson and Consulting Party services which are signed and accepted by OPMG/PhoneGuard or its designees (the “Artist and Consultant’s Agreements”). If such condition is not deemed satisfied in writing within 10 days following the execution hereof by Last Gang, then Last Gang shall have the right, at any time thereafter until such time as such condition is deemed satisfied, to terminate this Agreement, in Last Gang’s sole discretion, in which case this Agreement shall be deemed void ab initio, and without further force or effect. In addition, if the Artist and Consultant’s Agreements have not been signed prior to 30 days following execution hereof by the Last Gang, then Company shall also have the right, at any time thereafter but before such Artist and Consultant’s Agreements are entered into, to terminate this Agreement, in Company’s sole discretion, in which case this Agreement shall be deemed void ab initio, and without further force or effect.

Territory:	North America, Central America and South America

Term:
Three (3) years from the date of execution of this Term Sheet; provided, that Consulting Party  and OPMG/Phone Guard shall each have the right to terminate the Term hereof at any time upon written notice to one another following the date that is one (1) year following the date hereof in the event that the Artist Agreement is terminated prior to the three (3) year period.

Compensation:
OPMG/PhoneGuard is the exclusive licensee of the Product, Product Name, Software Application (and related trademarks and intellectual property) at issue for the Territory and is a publicly traded company on the OTC BB  as “OPMG/PhoneGuard”, with 433,794,654 shares of common stock outstanding and a market cap of $5,639,330.00.Upon full execution hereof, and in consideration of Last Gang’s services pursuant to this Agreement, Last Gang will be issued warrants (“Warrants”) entitling Last Gang to purchase from OPMG/PhoneGuard, for a period of 3 years from the date the Warrants are issued, TEN MILLION FOUR HUNDRED ELEVEN THOUSAND SEVENTY-ONE (10,411,071) shares of common stock of OPMG/PhoneGuard (“Common Stock”), that equals TWO POINT 4 PERCENT (2.4%) of the currently outstanding shares of such Common Stock, calculated on a fully-diluted basis, at an exercise price of $.01 (1 cent) per share (the “Exercise Price”).  Last Gang’s Warrants (and the shares into which they are convertible) shall be protected from dilution as follows: Last Gang shall have (i) so-called “full ratchet” anti-dilution protection from subsequent issuances of Common Stock (or warrants or other instruments convertible into Common Stock) either for no consideration or for a lower cost per share than the exercise price of the Warrants (as set forth below), except for Exempt Issuances (as defined below), and Company further agrees to an adjustment to be negotiated in good faith with Last Gang to protect the value of the Last Gang’s Warrants from the financial dilution inherent in any issuance of  Common Stock (or warrants or other instruments convertible into Common Stock) at a price per share (or exercise price per share) of less than the fair market value of such security at the time of issuance (if higher than the Exercise Price of the Warrants), provided that no such adjustment shall  be required in the case of public offering of any such security at a customary discount from fair market value per common practice in the securities industry among arms-length parties trying in good faith to maximize the value of the offering to the issuer (ii) the pre-emptive rights set forth below, (iii) customary adjustments for stock splits or share dividends as set forth below, and (iv) protection against Company’s distribution of cash or property prior to Last Gang’s exercise of the Warrants as set forth below. Exempt Issuances shall mean issuances amounting, in the aggregate, to less than ten percent (10%) of the currently outstanding shares of Common Stock as of the date hereof, in connection with strategic partnerships. OPMG/PhoneGuard covenants that the shares, when issued pursuant to the exercise of the Warrants, will be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof. The number of and kind of securities purchasable upon exercise of the Warrants and the Exercise Price shall be subject to adjustment from time to time as follows: (a) if OPMG/PhoneGuard shall at any time prior to the expiration of the Warrants subdivide the shares or underlying Common Stock, by split-up or otherwise, or combine the shares or underlying Common Stock, or issue additional shares of its Common Stock as a dividend, the number of shares issuable on the exercise of the Warrants shall be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of shares purchasable under the Warrants (as adjusted) shall remain the same.  In case of any reclassification, capital reorganization, or change in the capital stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided above), then the Company shall make appropriate provision so that the holder of the Warrants shall have the right at any time prior to the expiration of the Warrants to purchase, at a total price equal to that payable upon the exercise of the Warrants, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares as were purchasable by the holder immediately prior to such reclassification, reorganization, or change.  In any such case appropriate provisions shall be made with respect to the rights and interest of the holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.  Company and Last Gang agree that in the event of distributions of cash (including dividends, for the avoidance of doubt) or property (other than Common Stock) prior to Last Gang’s exercise of the Warrants, Last Gang shall be entitled to its share of such distributions on a real time basis, as and when they are made, to the same extent as if Last Gang had exercised all of its Warrants prior to any such distribution. Except for Exempt Issuances, if Company shall issue, on or after the date upon which the Warrants are issued to Last Gang, any additional Common Stock, warrants or other securities convertible into Common Stock, either without consideration or for a consideration per share less than the Exercise Price applicable to the Warrants in effect immediately prior to the issuance of such additional securities, the Exercise Price for the Warrants in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause) be adjusted to an Exercise Price equal to the price paid (or payable in the case of a warrant, etc.) per share for such additional security, and the number of shares of Common Stock for which the Warrants are exercisable shall be proportionately increased so that Last Gang shall still have the right to acquired the same aggregate percentage interest of the fully-diluted Common Stock as set forth above (i.e., 2.4%). When any adjustment is required to be made pursuant to the foregoing provisions, the Company shall promptly notify the holder of such event and of the number of shares or other securities or property thereafter purchasable upon exercise of the Warrants. The Company agrees during the term the rights under the Warrants are exercisable to reserve and keep available from its authorized and unissued shares for the purpose of effecting the exercise of the Warrants such number of shares of Common Stock for issuance upon conversion of the Warrants as shall from time to time be sufficient to effect the exercise of the rights under the Warrants. Company agrees not take any action with the intent of undermining the effect of the anti-dilution provisions, and agrees to act in good faith and make appropriate adjustments to the conversion price (and number of shares into which the Warrants are convertible) for events which are not specifically dealt with herein.  In the event OPMG/PhoneGuard desires to issue additional Common Stock (or warrants or other instruments convertible into Common Stock) at a price per share (or exercise price per share) greater than the fair market value of such security at the time of issuance and greater than the Exercise Price of the Warrants, OPMG/PhoneGuard shall give written notice of the intent to issue such additional securities to Last Gang.  For a period of time after such notice by OPMG/PhoneGuard equivalent to the time remaining on the unexercised Warrants, if any, plus thirty (30) days, Last Gang shall have an irrevocable first option to purchase at the issuing price up to TWO POINT 4 PERCENT (2.4%) of the number of shares (or rights to purchase shares) of the additional Common Stock or security.  For the avoidance of doubt, the foregoing pre-emption right shall not be applicable in the case of stock issued by Company for the purpose of acquiring an unaffiliated company in a merger, except to the extent other holders of Common Stock are entitled to such pre-emption rights.

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER A CONFIDENTIAL TREATMENT REQUEST. THE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT AT THE APPROPRIATE PLACE WITH FOUR ASTERISKS [****].

Additionally, Last Gang shall receive [****], of all sales of the Product by OPMG/PhoneGuard in the Territory, [****], as follows:

●
Payment in the sales royalty amount of [****] for each Software Application sold on a yearly single subscription basis at the suggested retail price of [****], with the entire subscription payment price paid up front.

●
Payment in the sales royalty amount of [****] for each Software Application sold on a yearly family subscription basis at the suggested retail price of [****], with the entire subscription payment price paid up front.

●
In the event of a multi-year subscription purchase at the prices set forth above, Last Gang shall receive the above-referenced amounts for each year of the subscription, to be paid at the beginning of each additional year (except to the extent Company receives payment for the additional years upfront, in which case Last Gang shall receive its share at the same time);

●
Payment in the sales royalty amount of [****], per month for each Software Application sold on retail single subscription basis of [****] with the subscription being paid on a monthly basis (payments on a quarterly or other basis other than annual or monthly, if any, will be subject to the same percentage royalty), provided, however, that if any subscriber cancels without paying at least two months, Last Gang’s royalty in respect thereof shall be treated as a Low Margin Sale, if applicable, and shall be subject to adjustment as provided below.

●
These prices are subject to change without notice and Last Gang is advised that wholesale pricing of the Product is likely.  In the event of any change in the price or price structure of the DriveSafe® and PhoneGuard mobile software applications, the parties agree that the above-referenced sales royalty amounts will be proportionately adjusted accordingly by multiplying the revised Product price (retail in the case of direct sales to consumers and wholesale in the event Company sells at a wholesale price to an unaffiliated third-party wholesaler or retailer (e.g., iTunes) by the above-referenced financial interest sales royalty percentage of [****].  By way of illustration, if the price of the DriveSafe® and PhoneGuard mobile software applications increases to [****], the sales royalty amounts payable to Last Gang will increase by [****].

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER A CONFIDENTIAL TREATMENT REQUEST. THE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT AT THE APPROPRIATE PLACE WITH FOUR ASTERISKS [****].

●
Notwithstanding the foregoing, payment to Last Gang for certain “Low Margin Sales” (as defined below) of the Products on a wholesale pricing basis will be subject to a so-called “net cap” as follows:  In the event that Last Gang’s royalty per unit sold on a Low Margin Sale to a particular wholesaler, as calculated above, would be greater than [****] of Company’s “Retained Share” (as defined below) per unit sold to such wholesaler, then Last Gang’s payment for such sales shall be [****] of Company’s Retained Share” per unit in lieu of [****], of the wholesale price as otherwise provided above.

Low Margin Sales shall mean sales to third parties on a wholesale basis at less than [****] per unit. As used above, Company’s Retained Share per unit shall mean the wholesale price per unit sold on a wholesale basis to a particular wholesaler less the Fixed Costs. The Fixed Costs shall mean the following reasonable, third-party, out-of-pocket, cost and expenses incurred and actually paid per unit by Company:

o	[****];
o	[****];
o	[****];

Notwithstanding the foregoing, in no event shall the Fixed Costs per unit used to calculate Company’s Retained Share above [****]. For the avoidance of doubt, OPMG/PhoneGuard shall not deduct [****] for purposes of calculating Company’s Retained Share.

For purposes of determining what constitutes a Low Margin Sale, each annual subscription sold to an end user shall be deemed a single unit. In the event that an end user purchases a subscription on a monthly basis (with no commitment for a longer duration), the months shall be aggregated into a single unit for purposes of determining if the sale constitutes a Low Margin Sale (and, accordingly, Last Gang acknowledges that Company will not be able to calculate and pay Last Gang’s royalty in respect of sales on a monthly basis until Company knows if the customer continues for a second month).

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER A CONFIDENTIAL TREATMENT REQUEST. THE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT AT THE APPROPRIATE PLACE WITH FOUR ASTERISKS [****].

Payment Schedule:
All Payments to Last Gang will be paid directly by OPMG/PhoneGuard and computed on a [****] basis, [****] of the end of [****] for the preceding [****], with the initial accounting required not later [****] following the end of the first complete [****] hereunder (and to include any partial period prior thereto). By way of illustration, payment to Last Gang for sales of the Product covered by this Term Sheet [****].

●	If OPMG/PhoneGuard or its designee, makes any overpayment to Last Gang, OPMG/PhoneGuard may deduct the amount of the over-payment from any payments due or becoming due to Last Gang. If OPMG/PhoneGuard pays Last Gang any amounts for sales of the Product which sales proceeds are returned later, those Payments will be considered overpayments. OPMG/PhoneGuard may at any time elect to utilize a different method of computing royalties so long as such method does not decrease the net monies received by or credited to Last Gang hereunder. In the event of any actual refunds or adjustments made by OPMG/PhoneGuard to customers, sales agents and carriers, OPMG/PhoneGuard will be entitled to a credit from Last Gang for any previously paid sales royalties attributable thereto upon sustaining the refund or adjustment on a cash basis. After the expiration of the Term, no statements shall be required for periods during which no additional payments accrue unless The Last Gang gives OPMG/PhoneGuard, or its designee, a written request therefor before the expiration of the [****] accounting period to which the desired statement relates. If any deductions for any taxes, tariffs, duties or fees are required, or if any Licensee deducts any such taxes, tariffs, etc. from its payments to OPMG/PhoneGuard, OPMG/PhoneGuard may deduct a proportionate amount of those taxes from the Last Gang’s royalties. OPMG/PhoneGuard will provide notice to Last Gang of any such deductions with the next [****] accounting and payment, along with supporting documentation regarding same.

Audit:
OPMG/PhoneGuard will maintain books and records which report the sales or other exploitations of the Product hereunder on which payments hereunder are payable to the Last Gang.  The Last Gang may, at its sole expense, designate a certified public accountant ("CPA") or other qualified representative to examine those books and records, as provided in this paragraph only.  Such examination: (a) may be made only for the purpose of verifying the accuracy of the statements sent by OPMG/PhoneGuard; (b) may be made for a particular statement only once and only within three (3) years after the date when OPMG/PhoneGuard sent that statement; and (c) may be made only during OPMG/PhoneGuard's usual business hours, and at the place where it keeps the books and records to be examined, and upon reasonable notice to OPMG/PhoneGuard.  (OPMG/PhoneGuard will be deemed conclusively to have sent each statement on the dates prescribed above unless Last Gang notifies OPMG/PhoneGuard otherwise, with respect to any statement, within ninety (90) days after that date.)  No examination may be made of any records that do not specifically report sales, returns or other distributions of the Product or other transactions on which payments are due Last Gang (or calculation of Fixed Costs or Retained Share). Notwithstanding the foregoing, Last Gang will be permitted to examine records that reflect the number of subscriptions sold, any movement of OPMG/PhoneGuard's inventory of such Software Applications, and any credits or rebates that are given in respect of such Software Applications, for each accounting period that is the subject of the audit.  Further, such examination shall be conditioned upon the CPA's written agreement to OPMG/PhoneGuard that the CPA will not voluntarily disclose any findings to any Person or entity other than Last Gang, its attorney or other advisers.

If the Last Gang has any objections to a royalty statement, they will give OPMG/PhoneGuard specific notice of that objection and the reasons for it within three (3) year after the date that OPMG/PhoneGuard is deemed to have sent that statement.  Each royalty statement will become conclusively binding at the end of that three (3) year period, and the Last Gang will no longer have any right to make any other objections to it.  The Last Gang will not have the right to sue OPMG/PhoneGuard in connection with any royalty accounting, or to sue OPMG/PhoneGuard for royalties from Product sales or subscriptions sold or receipts derived by OPMG/PhoneGuard during the period a royalty accounting covers, unless Last Gang commences the suit within six (6) months after the end of that three (3)  year period.  If the Last Gang commences suit on any controversy or claim concerning royalty accountings rendered to the Last Gang under this Term Sheet Agreement and any subsequent Agreement, the scope of the proceeding will be limited to determination of the amount of the payments due for the accounting periods concerned, and the court will have no authority to consider any other issues or award any relief except recovery of any payments found owing.  Recovery of any such royalties will be the sole remedy available to the Last Gang by reason of any claim related to OPMG/PhoneGuard's royalty accountings.  Without limiting the generality of the preceding sentence, the Last Gang will not have any right to seek termination of this Agreement or subsequent Agreement or avoid the performance of its obligations under it by reason of any such claim.  The preceding three sentences will not apply to any item in a royalty accounting if the Last Gang establishes that the item was fraudulently misstated.

Interest:	Interest will not be payable on any amounts paid to the Last Gang, except for those amounts that are due without dispute and are paid late, with thirty (30) days grace period.

Confidentiality:
Last Gang will enter into a separate Confidentiality Agreement. Until such time, all non-public matters, materials, terms and discussions relating to this Agreement shall be kept strictly confidential as though such a reasonable and customary in the software development and marketing industry confidentiality agreement were in place, the disclosure of which may result in legal action by OPMG/PhoneGuard to recover all available legal and equitable relief.

Legal Expenses:
Each party will bear their own fees and costs relating to this Term Sheet Agreement and any subsequent agreements that may arise herefrom. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to the principles of conflicts of law.

Company shall defend, indemnify and hold harmless Last Gang and its principals, officers, employees and representatives (the “Indemnified Parties”) from and against any and all damages, costs, judgments, penalties and expenses of any kind (including reasonable legal fees and disbursements) which may be obtained against, imposed upon or suffered by the Indemnified Parties as a result of (i) any product liability actions brought against the Indemnified Parties relating to Company’s products, including without limitation, the Products; (ii) Company’s (or its employees’ or officers’) illegal or negligent acts or omissions; and (iii) other claims arising out of the production, marketing, advertising, sale or distribution of the Product. Company agrees to maintain comprehensive general liability insurance and sufficient product liability insurance in respect of the Products it distributes during the term and for so long as they are in use thereafter, with a reputable insurer, and to name Last Gang and Scott Braun and Justin Bieber as additional insured parties under such policies.

Documentation:
All subsequent documentation, to the extent required, will be prepared by counsel for OPMG/PhoneGuard or its designee and will be in the form and on terms acceptable to both parties hereto. Until such time, this Agreement constitutes the entire agreement between the parties hereto with respect to the matters set forth herein, and supersedes in its entirety any and all agreements or communications, whether written or oral, previously or contemporaneously made in connection with the matters herein.  Any agreement to amend or modify the terms and conditions of this Agreement must be in writing and executed by the parties hereto. This Agreement may be executed and delivered in two or more counterparts each of which shall be deemed an original and all of which together shall constitute one instrument.  A facsimile or photocopy of a signature on this Agreement shall constitute an original for all purposes.

Capacity:
The parties acknowledge and agree that this Agreement has been entered into without duress and that each party has the authority to fully bind the person or entity they enter this agreement on behalf of and any argument of lack of capacity is specifically waived. The parties acknowledge and agree that each party and its counsel, and counsel being retained as is deemed appropriate in the sole discretion of each party doing so, if at all, have reviewed and revised this Agreement and that the normal rule of construction, to the effect that any ambiguities are to be resolved against the drafting party, shall not be employed in the interpretation of this Agreement.

Survival of Terms:
If a court of competent jurisdiction invalidates any provision of this Agreement, then all of the remaining provisions of this Agreement shall remain in full force and effect, provided that both parties hereto may still effectively realize the complete benefit of the promises and considerations conferred hereby.  The parties agrees that the terms applicable to the Warrants (including term, exercise price, anti-dilution protection, etc.) and the calculation of the revenue percentage set forth herein shall be provided on a most favored nations basis with the terms applicable to Justin Bieber or Remster 2, LLC in their respective agreements with Company.

Accepted and agreed to this 29th day of April, 2011.

For DB Technologies, LLC:			For Last Gang Management Inc.

By:		By:
	David Bolno, Managing Member.		Chris Taylor, President.

Accepted and agreed to this 2nd day of May, 2011.

For Options Media Group Holdings, Inc., n/k/a PhoneGuard, Inc.:

 _____________________________________________
Scott Frohman, CEO.